Exhibit 10.3
                                                ------------

                         TENTH AMENDMENT
                         UAL CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN
                 (Effective as of July 12, 1994)

          By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under Section 13.1(a) of the UAL Corporation Employee Stock Ownership Plan (effective as of July 12, 1994) (the "Plan"), which amending power thereunder is subject to the approval of the Air Line Pilots Association International ("ALPA") and the International Association of Machinists and Aerospace Workers (the "IAM"), the Company hereby amends the Plan, subject to the approval of ALPA and the IAM, as follows, effective April 1, 2000. The following amendments have been requested by the Internal Revenue Service as a condition of granting a favorable determination letter concerning the Plan.

     1. The portion of Section 1(s) preceding clause (i) is amended to read as follows:

          "(s) "Eligible Employee" means any Employee of an Employer (other than any employee who is not a member of an Employer Group and any "leased employee" (as defined in clause (v), below)), subject to the following:"

     2.   The following new clause (v) is added to Section 1(s):

          "(v) A "leased employee" means any person who is not an employee of recipient and who provides services to the recipient if (x) such services are provided pursuant to an agreement between the recipient and any other person, (y) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (z) such services are performed under primary direction or control by recipient."

     3.   Section 4.3 is amended to read as follows:

          "4.3 Acquisition Loans.

          (a) The Trustee may incur the Initial Acquisition Loan and the Additional Acquisition Loans. In addition, the Trustee, with the consent of the Company, may incur other Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior
          Acquisition Loan.

          (b) The terms of any Acquisition Loan shall comply with each of the following requirements:

               (1) the terms shall be as favorable to the Plan as the terms of a comparable loan negotiated at arm's length by independent parties;

               (2) the interest rate, spread or formula shall be no more than a reasonable interest rate considering all relevant factors including the amount and duration of the Acquisition Loan; the security and guarantee involved, if any; the credit standing of the Plan and the guarantor of the Acquisition Loan, if any; and the interest rate prevailing for comparable loans;

               (3) the Acquisition Loan shall be without recourse against the Plan;

               (4) the Acquisition Loan must be for a specific term, and may not be payable at the demand of any person except in the case of default;

               (5) the only assets of the Plan that may be given as collateral on the Acquisition Loan are shares of Company Stock acquired with the proceeds of the same Acquisition Loan or Company Stock used as collateral for a prior Acquisition Loan, which prior loan is repaid with the proceeds of the same Acquisition Loan;

               (6)  no person entitled to payment under the
Acquisition Loan shall have any right to assets of the Plan other than collateral given for that Acquisition Loan, contributions made to the Plan (other than contributions of employer securities) to enable it to meet its obligations under that Acquisition Loan and earnings attributable to such collateral and such contributions, including dividends on allocated Company Stock to the extent permitted by the law ("Eligible Earnings");

               (7)  the value of Plan assets transferred in
satisfaction of the Acquisition Loan upon an event of default shall not exceed the amount of the default, and if the lender is a "disqualified person" (as such term is defined in section 4975(e) of the Code), or a "party in interest" (as such term is defined in Section 3(14) of ERISA), Plan assets may only be transferred upon default and only upon and to the extent of the failure of the Plan to meet the payment schedule of the Acquisition Loan;

               (8)  payments made from the Trust Fund with
respect to the Acquisition Loan during a Plan Year shall not exceed an amount equal to the sum of amounts contributed to the Plan to pay off an Acquisition Loan and Eligible Earnings (as defined in paragraph 6 above), less any such payments made in prior Plan Years; and

               (9) except for a put option described in Code section 409(h), or as otherwise required by applicable law, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option or buy-sell or similar arrangement while held by and when distributed from the Plan.

          (c) Any Acquisition Loan must be primarily for the benefit of Participants and their Beneficiaries, and the interest rate and price of the securities acquired should not be such that Plan assets might be drained off.

          (d) Notwithstanding any other provision of the Plan or the Trust, all proceeds of an Acquisition Loan shall be used, within a reasonable time after receipt by the Trust, only for any or all of the following purposes:

               (1)  to acquire Company Stock;

               (2)  to repay the same Acquisition Loan; or

               (3)  to repay any previous Acquisition Loan.

          (e) Financed Shares shall initially be credited to the Loan Suspense Account and shall be released for allocation to the ESOP Stock Accounts of Participants only as payments of principal and interest, or principal, on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account (or subaccount attributable to that Acquisition Loan) for allocation to Participants' ESOP Stock Accounts for each Plan Year, shall be based upon either: (x) the ratio that the payments of principal made on the Acquisition Loan for that Plan Year , plus the projected payments of principal during the remainder of the Acquisition Loan repayment period, provided that the special conditions set forth under Treasury Regulation section 54.4975-7(b)(8)(ii) are satisfied, or (y) the ratio that the payments of principal and interest on the Acquisition Loan for that Plan Year, bear to the sum of principal and interest payments during that Plan Year, plus the projected payments of principal and interest during the remainder of the Acquisition Loan repayment period. A separate ratio will be calculated for each Acquisition Loan. The applicable loan documents will specify whether clause
          (x) and/or clause (y) shall apply. Shares released from the Loan Suspense Account in connection with the Initial Acquisition Loan and the Additional Acquisition
          Loans shall be released in accordance with clause (x) above."

     4.   Section 5.4(b)(ii) is hereby deleted.

     5.   Section 8.1(a) is amended by deleting the proviso
          (concerning voting by former employees who were members of the ALPA Employee Group and beneficiaries of members of the ALPA Employee Group) from the end of the section.




     IN WITNESS WHEREOF, the Company has caused this Tenth
Amendment to be executed on April 28, 2000.

                              UAL CORPORATION

                              /s/ Douglas A. Hacker
                              ---------------------
                              DOUGLAS A. HACKER
                              Executive Vice President and
                              Chief Financial Officer

                              APPROVED BY:

                              AIR LINE PILOTS ASSOCIATION,
                              INTERNATIONAL

                              /s/ Frederic C. Dubinsky
                              ------------------------

                              INTERNATIONAL ASSOCIATION
                              OF MACHINISTS AND
                              AEROSPACE WORKERS

                              /s/ S.R. Canale
                              ---------------



     IN WITNESS WHEREOF, the Company has caused this Tenth
Amendment to be executed on April 28, 2000.

                              UAL CORPORATION

                              APPROVED BY:

                              AIR LINE PILOTS ASSOCIATION,
                              INTERNATIONAL


                              /s/ Frederic C. Dubinsky
                              ------------------------

                              INTERNATIONAL ASSOCIATION
                              OF MACHINISTS AND
                              AEROSPACE WORKERS

                              /s/ S.R. Canale
                              ---------------